Exhibit 10.1

AMENDMENT NUMBER THREE TO THE
LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER THREE to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;

WHEREAS, the Company desires to amend the Plan to (1) permit deferrals from trailing compensation paid after a Participant’s separation from service, and (2) clarify other Plan provisions to more clearly reflect the Plan’s operations;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2010 unless otherwise indicated as follows:

1.        Effective as of January 1, 2012, the last sentence of the definition of “Compensation” in Section 2 shall be revised to read as follows:

Compensation shall include compensation paid after a Participant separates from service but only to the extent such compensation would have been Compensation if paid prior to such separation from service and only if paid prior to the first pay period that begins 30 days after such separation from service.

2.        The last sentence of Section 6(a) shall be revised to read as follows:

The Company Matching Contribution for this Plan shall be equal to the excess of (1) over (2) where (1) equals the aggregate matching contribution as calculated in accordance with the prior sentence and (2) equals the Company Match Contribution allocated to the Participant’s account under the 401(k) Plan for such pay period.

3.        Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, this Amendment Number Three has been executed on the date shown below, but effective as of the dates specified herein.

LOWE’S COMPANIES, INC.

/s/ Maureen K. Ausura
By:	Maureen K. Ausura
Executive Vice President, Human Resources

Date:	August 24, 2011